Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in registration statement Nos. 33-20026, 33-20031, 33-42410, 33-42419 and 333-68157 of Mayor’s Jewelers, Inc. on Forms S-8 of our report dated June 6, 2003 appearing in this Annual Report on Form 10-K of Mayor’s Jewelers, Inc. for the year ended March 29, 2003.

/s/ Deloitte & Touche LLP

Miami, Florida June 19, 2003